Exhibit 99.1

Sonic Automotive, Inc. Reports 39% Increase in Third Quarter Continuing Operations Earnings; Raises Full Year Guidance

CHARLOTTE, N.C. – October 25, 2011 – Sonic Automotive, Inc. (NYSE: SAH), one of the nation’s largest automotive retailers, today reported that 2011 third quarter earnings from continuing operations were $0.33 per diluted share compared to $0.25 per diluted share in the prior year quarter.

Third Quarter 2011 Highlights

•	Continuing operations profits up 39%; EPS up 32%

•	Total revenues up 13% over prior year quarter. Volume exceeds industry growth.

•	New vehicle revenue up 13%; New vehicle volume up 8%

•	Used vehicle revenue up 17%; Used volume up 16%; 10th consecutive quarter of double-digit growth

•	Parts and Service revenue up 5%.

Business Overview – Strong Top Line Growth Continues

Commenting on the third quarter results, Jeff Dyke, the Company’s EVP of Operations, stated, “We saw continued growth both in the overall industry trends and in Sonic’s third quarter results. New and used vehicle revenue saw double digit growth, which translated into a 39% increase in continuing operations profit compared to the same period last year. Our higher-margin parts and service business continues to increase as we grow our customer base and continue the implementation of operating playbooks in this area.”

Current Outlook – Increasing Full-Year Guidance

Commenting on the business, B. Scott Smith, the Company’s President, said, “The automotive retail industry continued its steady rebound throughout the third quarter. We saw sales volume increase as we progressed through the quarter as a result of the recovery in the Japanese production capability. We expect this momentum to continue into the fourth quarter as these brands return to a normal production cycle.”

Mr. Smith continued, “We continue to target a 2011 industry volume of 12.5 million vehicles. As a result of the growth we’ve seen in our base business through the successful integration of our various operating playbooks and our favorable brand mix, we are increasing our expected 2011 earnings from continuing operations to $1.33 to $1.37 per share.”

Presentation materials for the Company’s October 25, 2011 earnings conference call at 11:00 A.M. (Eastern) can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “Investor Relations” tab under “Our Company” and choosing “Webcasts & Presentations”.

To access the live broadcast of the call over the Internet go to: www.sonicautomotive.com

A live audio of the call will be accessible to the public by calling (877) 791-3416. International callers dial (706) 643-0958. Callers should dial in approximately 10 minutes before the call begins.

A conference call replay will be available one hour following the call for seven days and can be accessed by calling: (855) 859-2056, International callers dial (404) 537-3406, Conference ID: #16406078.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to future industry growth trends, recovery of Japanese brands production capacity, EPS targets and future impacts from the implementation of our various operational playbooks. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle sales volume, the success of our operational strategies, the rate and timing of overall economic recovery and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2010 and quarterly report on Form 10-Q for the quarter ending June 30, 2011. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(In thousands, except per share, unit data and percentage amounts)

	Third Quarter Ended September 30,
	2011	2010
Revenues
New retail vehicles	$1,005,800	$886,355
Fleet vehicles	52,780	51,354

Total new vehicles	1,058,580	937,709
Used vehicles	530,969	453,815
Wholesale vehicles	48,588	47,597

Total vehicles	1,638,137	1,439,121
Parts, service and collision repair	297,951	283,741
Finance, insurance and other	56,761	47,398

Total revenues	1,992,849	1,770,260
Total gross profit	302,924	281,799
SG&A expenses	(238,704)	(226,331)
Impairment charges	(102)	(87)
Depreciation	(10,340)	(8,731)

Operating income	53,778	46,650
Interest expense, floor plan	(4,348)	(5,430)
Interest expense, other, net	(15,116)	(15,226)
Interest expense, non-cash, convertible debt	(1,742)	(1,768)
Interest expense / amortization, non-cash, cash flow swaps	(313)	(1,484)
Other expense, net	(826)	(351)

Income from continuing operations before taxes	31,433	22,391
Provision for income taxes	(12,100)	(8,442)

Income from continuing operations	19,333	13,949
Income (loss) from discontinued operations	68	(964)

Net income	$19,401	$12,985

Diluted:
Weighted average common shares outstanding	65,517	65,851

Earnings per share from continuing operations	$0.33	$0.25
Loss per share from discontinued operations	—	(0.02)

Earnings per common share	$0.33	$0.23

Gross Margin Data (Continuing Operations):

New retail vehicles	6.6%	6.6%
Fleet vehicles	3.2%	3.1%
Total new vehicles	6.5%	6.4%
Used vehicles	6.6%	7.8%
Total vehicles retailed	6.5%	6.8%
Wholesale vehicles	(4.8%)	(3.1%)
Parts, service and collision repair	48.7%	49.6%
Finance, insurance and other	100.0%	100.0%
Overall gross margin	15.2%	15.9%

SG&A Expenses (Continuing Operations):

Personnel	$139,100	$131,805
Advertising	13,884	12,642
Rent and rent related	30,591	32,365
Other	55,129	49,519

Total	$238,704	$226,331

SG&A Expenses as % of Gross Profit	78.8%	80.3%

Operating Margin %	2.7%	2.6%

Unit Data (Continuing Operations):

Retail new units	27,941	25,780
Fleet units	2,047	2,020

Total new units	29,988	27,800
Used units	26,608	22,987

Total units retailed	56,596	50,787
Wholesale units	7,326	7,272

Other Data:

Continuing Operations unit volume percentage changes:
Retail new units	8.4%
Fleet units	1.3%
Total new units	7.9%
Used units	15.8%
Total units retailed	11.4%
Wholesale units	0.7%

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(In thousands, except per share, unit data and percentage amounts)

	Nine Months Ended September 30,
	2011	2010
Revenues
New retail vehicles	$2,902,729	$2,463,139
Fleet vehicles	171,869	148,849

Total new vehicles	3,074,598	2,611,988
Used vehicles	1,549,197	1,339,323
Wholesale vehicles	125,428	108,336

Total vehicles	4,749,223	4,059,647
Parts, service and collision repair	889,243	842,697
Finance, insurance and other	162,010	133,607

Total revenues	5,800,476	5,035,951
Total gross profit	903,824	830,153
SG&A expenses	(711,657)	(672,542)
Impairment charges	(160)	(132)
Depreciation	(30,099)	(25,729)

Operating income	161,908	131,750
Interest expense, floor plan	(14,766)	(15,615)
Interest expense, other, net	(45,986)	(48,024)
Interest expense, non-cash, convertible debt	(5,151)	(5,175)
Interest expense / amortization, non-cash, cash flow swaps	(599)	(5,402)
Other expense, net	(736)	(7,522)

Income from continuing operations before taxes	94,670	50,012
Provision for income taxes	(37,395)	(19,905)

Income from continuing operations	57,275	30,107
Loss from discontinued operations	(1,559)	(4,532)

Net income	$55,716	$25,575

Diluted:
Weighted average common shares outstanding	65,800	65,711

Earnings per share from continuing operations	$0.97	$0.56
Loss per share from discontinued operations	(0.03)	(0.07)

Earnings per common share	$0.94	$0.49

Gross Margin Data (Continuing Operations):

New retail vehicles	6.6%	6.8%
Fleet vehicles	3.2%	2.8%
Total new vehicles	6.4%	6.6%
Used vehicles	7.3%	8.0%
Total vehicles retailed	6.7%	7.1%
Wholesale vehicles	(3.8%)	(3.6%)
Parts, service and collision repair	49.1%	50.0%
Finance, insurance and other	100.0%	100.0%
Overall gross margin	15.6%	16.5%

SG&A Expenses (Continuing Operations):

Personnel	$415,161	$394,505
Advertising	41,197	36,445
Rent and rent related	94,269	97,151
Other	161,030	144,441

Total	$711,657	$672,542

SG&A Expenses as % of Gross Profit	78.7%	81.0%

Operating Margin %	2.8%	2.6%

Unit Data (Continuing Operations):

New retail units	83,204	71,809
Fleet units	6,686	6,042

Total new units	89,890	77,851
Used units	78,994	68,861

Total units retailed	168,884	146,712
Wholesale units	19,326	17,627

Other Data:

Continuing Operations unit volume percentage changes:
New retail units	15.9%
Fleet units	10.7%
Total new units	15.5%
Used units	14.7%
Total units retailed	15.1%
Wholesale units	9.6%

Sonic Automotive, Inc.

Earnings Per Share Reconciliation (Unaudited)

(In thousands, except per share data)

	For the Third Quarter Ended September 30, 2011
		Income From Continuing Operations		Income From Discontinued Operations		Net Income
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount

Earnings and shares	52,366	$19,333		$68		$19,401
Effect of participating securities:
Non-vested restricted stock and stock units	—	(253)		—		(253)

Basic earnings and shares	52,366	$19,080	$0.36	$68	$0.01	$19,148	$0.37
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	12,590	2,366		—		2,366
Stock compensation plans	561

Diluted earnings and shares	65,517	$21,446	$0.33	$68	$—	$21,514	$0.33

	For the Third Quarter Ended September 30, 2010
		Income From Continuing Operations		Loss From Discontinued Operations		Net Income
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount

Earnings (loss) and shares	52,311	$13,949		$(964)		$12,985
Effect of participating securities:
Non-vested restricted stock and stock units	—	(137)		—		(137)

Basic earnings (loss) and shares	52,311	$13,812	$0.26	$(964)	$(0.01)	$12,848	$0.25
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	12,890	2,498		16		2,514
Stock compensation plans	650

Diluted earnings (loss) and shares	65,851	$16,310	$0.25	$(948)	$(0.02)	$15,362	$0.23

	For the Nine Months Ended September 30, 2011
		Income From Continuing Operations		Loss From Discontinued Operations		Net Income
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount

Earnings (loss) and shares	52,414	$57,275		$(1,559)		$55,716
Effect of participating securities:
Non-vested restricted stock and stock units	—	(744)		—		(744)

Basic earnings (loss) and shares	52,414	$56,531	$1.08	$(1,559)	$(0.03)	$54,972	$1.05
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	12,789	6,970		—		6,970
Stock compensation plans	597

Diluted earnings (loss) and shares	65,800	$63,501	$0.97	$(1,559)	$(0.03)	$61,942	$0.94

	For the Nine Months Ended September 30, 2010
		Income From Continuing Operations		Loss From Discontinued Operations		Net Income
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount

Earnings (loss) and shares	52,151	$30,107		$(4,532)		$25,575
Effect of participating securities:
Non-vested restricted stock and stock units	—	(295)		—		(295)

Basic earnings (loss) and shares	52,151	$29,812	$0.57	$(4,532)	$(0.09)	$25,280	$0.48
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	12,890	6,709		28		6,737
Stock compensation plans	670

Diluted earnings (loss) and shares	65,711	$36,521	$0.56	$(4,504)	$(0.07)	$32,017	$0.49